Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 4 to the Registration Statements on Form F-1 (333-216155 and 333-225610) of Medigus Ltd. of our report dated March 28, 2019 relating to the financial statements, which appears in Medigus Ltd.'s Annual Report on Form 20-F for the year ended December 31, 2018. We also consent to the reference to us under the heading “Experts” in such Registration Statements.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
April 18, 2019	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited